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                                                                    EXHIBIT 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent accountants, we hereby consent to the use of our report included in or made part of this registration statement.


/s/ Arthur Andersen LLP
Kansas City, Missouri
June 3, 1998